EXHIBIT 10.1

AMENDMENT NO. 1 to

LINE OF CREDIT PROMISSORY NOTE

This Amendment No. 1 to the Line of Credit Promissory Note dated March 6, 2017 (“Note”) is made on June 6, 2017, by and between Payment Data Systems, Inc., 12500 San Pedro, Ste. 120, San Antonio, TX 78216, and Singular Payments, LLC, 5203 Maryland Way, Suite 102, Brentwood, TN 37027.

By way of this Amendment No. 1 to the Note, the undersigned parties hereby mutually extend the Interest Start Date from May 31, 2017 to the earlier of August 1, 2017, the date of the closing and funding of the Proposed Transaction (as defined in the Note), the termination of the Letter of Intent (as defined in the Note), or such extended date if Lender and Borrower mutually agree in writing (the “Extended Interest Start Date”). All remaining terms and conditions of the Note shall remain in effect.

PAYMENT DATA SYSTEMS, INC.

/s/ Louis Hoch
By: Louis Hoch
President and CEO

Singular Payments, LLC

/s/ Vaden Landers
By: Vaden Landers
Manager